UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 9, 2005

                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission file number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 8.01 -- OTHER EVENTS

     On September 9, 2005, the Registrant issued the press release attached hereto as Exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

     Not  Applicable

(b)  Pro Forma Financial Information.

     Not  Applicable

(c)  Exhibits.

     99.1 Press Release dated September 9, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CALPINE CORPORATION



                                  By:  /s/ Robert D. Kelly
                                       ------------------------------------
                                       Robert D. Kelly
                                       Executive Vice President and
                                       Chief Financial Officer

Date: September 15, 2005

                                  EXHIBIT INDEX




                     Exhibit                Description
                     -------   -------------------------------------
                     99.1      Press release dated September 9, 2005


================================================================================

EXHIBIT 99.1


NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                   Media Relations:  Katherine Potter, Ext. 1168
                                     Investor Relations:  Karen Bunton, Ext 1121


                 Calpine Commences Preferred Shares Offering by
                          CCFC Preferred Holdings, LLC


     (SAN JOSE, Calif.) /PR Newswire - First Call/ Sept. 9, 2005 - Calpine Corporation's [NYSE: CPN] indirect subsidiary, CCFC Preferred Holdings, LLC (CCFC Holdings), intends to commence a private placement of Redeemable Preferred Shares due 2011. Proceeds from the offering of the Redeemable Preferred Shares, which are expected to be $400 million, will ultimately be used as permitted by Calpine's existing bond indentures.

     The Redeemable Preferred Shares have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States or any state absent registration or an applicable exemption from registration requirements. The Redeemable Preferred Shares will be offered in a private placement in the United States under Section 4(2) and Regulation D under the Securities Act of 1933. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements limit the extent of information that can be provided at this time.